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                                   EXHIBIT 5
             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP


                                       December 3, 2001


The Knot, Inc.
462 Broadway, 6th Floor
New York, NY  10013

     Re: The Knot, Inc. - Registration Statement for Offering of an Aggregate of 1,293,525 Shares of Common Stock

Dear Ladies and Gentlemen:

         We have acted as counsel to The Knot, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an additional 1,293,525 shares of common stock and related stock options (the "Shares") for issuance under the Company's 1999 Stock Incentive Plan, as amended and restated as of March 27, 2001 (the "Incentive Plan").

         This opinion is being furnished in accordance with the requirements of
Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

         We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment, and amendment and restatement, of the Incentive Plan. Based on such review, we are of the opinion that, if, as and when the Shares have been issued and sold (and the consideration therefor received) pursuant to the provisions of agreements duly authorized under the Incentive Plan and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

         We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

         This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Incentive Plan or the Shares.


                                       Very truly yours,

                                       /s/ Brobeck, Phleger & Harrison

                                       BROBECK, PHLEGER & HARRISON LLP